Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 108 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Financial Services Portfolio, VIP Materials Portfolio, VIP Telecommunications Portfolio, and VIP Utilities Portfolio of our reports dated February 17, 2016; and VIP Energy Portfolio, VIP Health Care Portfolio, VIP Industrials Portfolio, VIP Real Estate Portfolio, and VIP Technology Portfolio of our reports dated February 18, 2016 relating to the financial statements and financial highlights included in the December 31, 2015 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 11, 2016